EXHIBIT 10.(e)
                        BALLARD SPAHR ANDREWS & INGERSOLL
                       1225 Seventeenth Street, Suite 2300
                             Denver, Colorado 80202
                                  (303)292-2400


                                                              October 31, 1997


Stratus Fund, Inc.
200 Centre Terrace
1225 "L" Street
Lincoln, Nebraska  68508

               Re:  Retail Class A Shares

Gentlemen:

     We have acted as counsel to Stratus Fund, Inc., a Minnesota corporation (the "Company"), in connection with the proposed authorization and issuance (the "Issuance") of shares of the Company designated the Retail Class A Shares (the "Shares") of each of the Company's investment portfolios.

     In connection with our giving this opinion, we have examined a copy of the proposed Amended and Restated Articles of Incorporation of the Company, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Company.

     The opinion expressed below is based on the assumption that (i) the Amended and Restated Articles of Incorporation of the Company are approved by the shareholders of the Company at a meeting duly called and constituted for such purpose, (ii) the Amended and Restated Articles of Incorporation are filed with the Secretary of State of the State of Minnesota after approval thereof by the shareholders of the Company, (iii) a Registration Statement on Form N-1A (the "Registration Statement") with respect to the Shares will have been filed by the Company with the Securities and Exchange Commission and will have become effective before the Issuance occurs and (iv) the consideration described in the prospectus contained in the Registration Statement for the Shares shall have been paid.


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Stratus Fund, Inc.
October 31, 1997
Page 2

     Based on the foregoing, we are of the opinion that the Shares when issued by the Company will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as Exhibit 10 to the Registration Statement and to the references to this firm in the Registration Statement.

                                    Very truly yours,